Amendment the $4,000,000.00 10% Convertible Debenture Purchase
Agreement dated December 17, 1997

April 28, 1998

For good and valuable consideration:


Whereas Fronteer Financial Holdings, Ltd. requires funds to increase the net capital of its broker/dealer subsidiary and have requested Heng Fung Finance Company Limited to amend the $4,000,000.00 10% Convertible Debenture Purchase Agreement dated December 17, 1997 (the "Principal Agreement") to permit the 10% Convertible Debenture for $11,000,000.00 to be purchase in parts from time to time of such amounts as Fronteer Financial Holdings, Ltd. may require for funding of its business and Heng Fung Finance Company may in its absolute discretion agree to provide such funding by way of convertible debenture loan.

Heng Fung Finance Company Limited ("Purchaser") and Fronteer Financial Holdings, Ltd. ("Seller") agree agree to the following changes to the Principal Agreement. The parties agree to the following terms:

1. Section 1.5 of the Principal Agreement entitled Option which reads:

     "1.5 Option. Upon Heng Fung Capital [S] Private Limited's ("Capital") purchase of the balance of Robert A. Fitzner's stock to be sold to Capital, Purchaser shall have the right, exercisable at Purchaser's option at any time up to and including the earlier of the Maturity Date, as defined in the Debenture, or the business day next preceding the date fixed for prepayment in full of the Debenture, (so long as the Seller provides the notice of prepayment in full required by the Debenture and shall not thereafter default in the making of prepayment) to purchase an additional Convertible Debenture in the form as is attached hereto as Exhibit B. Seller may exercise such option by delivering written notice of the exercise thereof together with payment therefor by cashier's or certified check to Seller on or before the expiration date of the Seller's option. Purchaser agrees that the representations and warranties of Purchaser contained in Article 3 hereof again will be required from Purchaser upon exercise of Purchaser's option and will be a precondition to the exercise thereof."

shall be amended and changed to read as follows:

     "1.5 Option. Upon Heng Fung Capital [S] Private Limited's ("Capital") purchase of the balance of Robert A. Fitzner's stock to be sold to Capital, Purchaser shall have the right, exercisable at Purchaser's option at any time up to and including the earlier of the Maturity Date, as defined in the Debenture, or the business day next preceding the date fixed for prepayment in full of the Debenture, (so long as the Seller provides the notice of prepayment in full required by the Debenture and shall not thereafter default in the making of prepayment) to purchase one or more Convertible Debentures of such amounts as the Purchaser may desire in multiples of $100,000.00 up to an aggregate of $11,000,000.00 each in the form as is attached hereto as Exhibit B. Purchaser may exercise such option by delivering written notice of the exercise thereof together with payment therefor by cashier's or certified check to Seller on or before the expiration date of the Purchaser's option. Purchaser agrees that the representations and warranties of Purchaser contained in Article 3 hereof again will be required from Purchaser upon exercise of Purchaser's option and will be a precondition to the exercise thereof.".


2. The heading and paragraph 1 to Exhibit B to the Principal Agreement which reads:

                       "FRONTEER FINANCIAL HOLDINGS, LTD.

               10% Convertible Debenture [10 years from purchase]

$ 11,000,000.00                                                           , 1997
                                                              ------------

     FOR VALUE RECEIVED, Fronteer Financial Holdings, Ltd., a corporation duly organized and existing under the laws of the State of Colorado (the "Corporation"), hereby promises to pay to the order of Heng Fung Finance Company Limited, ("Holder") the principal sum of $11,000,000.00, with interest from the date hereof at the rate of 10% per annum, amortized over ten (10 years, and payable in equal quarterly installments of principal and interest of Four Hundred Thirty Eight Thousand, One Hundred Ninety-Nine Dollars ($438,199.00), with the first of such payments due and payable on the last day of each calendar quarter, with the final payment of the entire unpaid principal balance and all accrued and unpaid interest, if not sooner paid, due and payable on the _____ day of [10 years from purchase] (the "Maturity Date")."

shall be amended and changed to read as follows:

                       "FRONTEER FINANCIAL HOLDINGS, LTD.

             10% Convertible Debenture due [10 years from purchase]

[Amount in multiples of $100,000.00]                                      [Date]

     FOR VALUE RECEIVED, Fronteer Financial Holdings, Ltd., a corporation duly organized and existing under the laws of the State of Colorado (the "Corporation"), hereby promises to pay to the order of Heng Fung Finance Company Limited, ("Holder') the principal sum of [amount in multiples of $100,000.00], with interest from the date hereof at the rate of 10% per annum with interest payable quarterly with the first interest payment due and payable on [date] and successive interest payments due and payable on the last day of each calendar quarter thereafter and with the final payment of the entire unpaid principal balance and all accrued and unpaid interest, if not sooner paid, due and payable on the [date] (the "Maturity date").


Agreed to by:

For Fronteer Financial Holdings, Ltd       For Heng Fung Finance Company Limited


/s/ Robert Trapp                           /s/ Fai H. Chan
-------------------------------------      -------------------------------------
Robert Trapp, Managing Director            Fai H. Chan, Chairman of the Board of
                                           Directors